EXHIBIT 16.1

April 15, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington DC, 20549-7561

Dear Sir or Madam:

On April 15, 2013, this Firm received the final draft copy of a Current Report on Form 8-K (“Form 8-K”) to be filed by Coffee Holding Co., Inc. (the “Company”) reporting an Item 4.01 – Change in Registrant’s Certifying Accountant.

We have read the Form 8-K and we have no disagreements with the statements made therein.  We hereby consent to the filing of this letter as an exhibit to the Form 8-K.

Sincerely,

/s/ ParenteBeard LLC

ParenteBeard LLC